UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

LASERLOCK TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of securities:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

LASERLOCK TECHNOLOGIES, INC.
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

    We are furnishing this notice of actions by written consent and the accompanying information statement (the “Information Statement”) to holders of shares of common stock, par value $0.001 per share, of LaserLock Technologies, Inc. (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder.

Increase in the Company’s Authorized Shares of Common Stock

    On March 11, 2013, the Board of Directors of the Company approved, and on April 3, 2013, the holders of a majority of the Company’s outstanding voting capital stock provided written consent with respect to, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 425,000,000 to 675,000,000 and to increase the aggregate number of authorized shares of capital stock from 500,000,000 to 750,000,000, with no increase in the 75,000,000 authorized shares of preferred stock.

    This Information Statement is being mailed on or about April 3, 2013, to stockholders of record as of the close of business on April 3, 2013, the date of the written consent provided by the majority stockholders to approve the increase in the Company’s authorized shares of common stock. This notice and the accompanying Information Statement are being delivered only to inform you of the actions by written consent described herein before such action takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

By order of the Board of Directors:

/s/ Norman A. Gardner
Norman A. Gardner
Vice Chairman and Chief Executive Officer
Bala Cynwyd, Pennsylvania
April 3, 2013

LASERLOCK TECHNOLOGIES, INC.
837 Lindy Lane
Bala Cynwyd, Pennsylvania 19004

INFORMATION STATEMENT

Actions by Written Consent of Majority Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the actions by written consent of the majority stockholders of LaserLock Technologies, Inc. (the “Company”, “we” or “our”) taken without a meeting to approve the actions described in this Information Statement. We are mailing this Information Statement to our stockholders on or about April 3, 2013. Section 78.320 of the Nevada Revised Statutes provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock of a corporation can approve an action in lieu of conducting a stockholders’ meeting.

Q:   What actions were taken by written consent?

A:   We obtained stockholder consent for the amendment of our Amended and Restated Articles of Incorporation to increase the amount of authorized shares of common stock of the Company, par value $0.001 per share, to 675,000,000.

Q:   How many shares of common stock were authorized as of April 3, 2013?

A:   On April 3, 2013, the date we received the consent of our majority stockholders for the amendment of our Amended and Restated Articles of Incorporation, there were 425,000,000 authorized shares of common stock of the Company.

Q:   What vote was obtained to approve the increase in authorized shares of common stock?

A:   The Nevada Revised Statutes and our Amended and Restated Articles of Incorporation permit the approval of the increase in authorized shares of common stock by written consent of a majority of the Company’s stockholders. We obtained the approval of approximately 53.7% of our outstanding shares of voting capital stock that were entitled to give such consent.

Q:   Who is paying the cost of this Information Statement?

A:   We will pay for preparing, printing and mailing this Information Statement.

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO
INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company and holders of the majority of the Company’s voting capital stock have approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 425,000,000 to 675,000,000 and to increase the aggregate number of authorized shares of capital stock from 500,000,000 to 750,000,000, with no increase in the 75,000,000 authorized shares of preferred stock.

As more fully set forth below, the increase in authorized shares of common stock is intended to improve our flexibility in meeting current and future needs for unreserved and reserved common stock.

As of the close of business on March 31, 2013, we had  shares of common stock issued and outstanding, subject to issuance upon the exercise of outstanding stock purchase warrants, stock options, convertible notes, convertible preferred stock and available for grant under our 2003 Stock Option Plan, calculated as follows:

Shares issued and outstanding	230,594,219
Shares subject to issuance under issued and outstanding stock purchase warrants	118,483,331
Shares subject to issuance under issued and outstanding stock options	15,900,000
Shares subject to issuance under outstanding convertible notes	26,250,000
Shares subject to issuance under outstanding convertible preferred stock	33,333,333
Shares available for grant under LaserLock Technologies, Inc. 2003 Stock Option Plan	74,004

424,634,887

After taking into consideration the above share amounts, and assuming no increase in the number of authorized shares, we have 365,113 unreserved shares of common stock that remain available.

Reasons for the Increase in Authorized Shares of Common Stock

From our inception, we have utilized our common stock and securities convertible into common stock for a variety of purposes relating to the development of our technology and the acquisition of our intellectual property. We have also engaged in public and private offerings of common stock and securities convertible into common stock as a primary method of raising capital to fund our operations, and equity grants have comprised a substantial portion of our compensation program. It is our intention to continue to engage in all of these practices. Without the ability to do so, we believe that our future progress would be severely jeopardized and result in adverse consequences for our stockholders.

The increase in the number of authorized shares of common stock is essential to facilitate our ability to develop our technology, acquire intellectual property, raise capital, to fund our operations and compensate our employees. The shares could be used, among other things, to increase funding through potential equity transactions with institutional or other investors, to help secure licensing or other agreements with potential partners who might seek to acquire an equity interest as part of their overall business arrangement with us, or to possibly acquire other businesses, as well as for other bona fide corporate purposes.

The increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors of the Company may approve and no further approval by our stockholders will be required, except as provided under Nevada law or under the rules of any national securities exchange or market on which our common stock may in the future be listed.

We currently have no plans to issue any additional shares of our common stock other than the shares that have previously been reserved or committed for issuance.

The increase in authorized common stock will not have any immediate effect on the rights of our existing stockholders. To the extent that additional authorized shares are issued in the future, they would decrease our existing stockholders’ percentage equity ownership in the Company and, depending on the price at which they are issued, may be dilutive to existing stockholders. The additional shares of common stock have identical rights, preferences and privileges to the shares of our common stock authorized prior to approval of this action.

The increase in the number of authorized shares of our common stock may facilitate certain other anti-takeover devices that may be advantageous for our management to attempt to prevent or delay a change of control. For example, our Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of our common stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management, or who desire to participate in a tender offer or other sale transaction involving the Company. At present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this increase in authorized shares is not being made in response to any such attempts.

The Amended and Restated Articles of Incorporation of the Company authorize the issuance of 75,000,000 shares of preferred stock, 41,666,667 shares of which remain undesignated as of April 3, 2013. Our Board of Directors, within the limitations and restrictions contained in the Amended and Restated Articles of Incorporation, applicable law and stock exchange regulations, has the authority to issue the remaining undesignated preferred stock with rights that could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company.

 No Dissenters’ Rights

Under Nevada law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2013, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the Securities and Exchange Commission (the “SEC”), may be deemed to beneficial owner of more than 5% of our outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of the date hereof upon the exercise of any options, warrants or other convertible securities. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, and has an address of c/o LaserLock Technologies, Inc., 837 Lindy Lane, Bala Cynwyd, PA 19004.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned
5% Beneficial Owners
Robert L. Bast 110 Spruce Lane Ambler, PA 19002	28,423,622(2)	7.25%
California Securities SA 60 West Randolph Street, Suite 200 Chicago, IL 60601	16,986,595(3)	4.33%
Clydesdale Partners II LLC 201 Spear Street, Suite 1150 San Francisco, CA 94105	45,875,500(4)	11.70%
Nob Hill Capital Partners L.P. 1 Ferry Building, Suite 225 San Francisco, CA 94105	32,250,000(5)	8.22%
VerifyMe, Inc. c/o Nix Patterson & Roach, L.L.P. 205 Linda Drive Daingerfield, TX 75638	153,333,332(6)	39.60%

Executive Officers and Directors
Michael R. Sonnenreich	5,000,000(7)	1.27%
Norman A. Gardner	17,421,339(8)	4.44%
Neil Alpert	1,000,000(9)	*
Constance Harriman	3,000,000(10)	*
Peter Pace	1,000,000(11)	*
Paul Wolfowitz	1,000,000(12)	*
Jonathan Weinberger	1,000,000(13)	*
Claudio R. Ballard	1,000,000(14)	*
Scott A. McPherson	200,000(15)	*
* Less than 1%
All officers and directors as a group (9 people)	30,621,339	7.81%

(1)	This table has been prepared based on 230,594,219 shares of our common stock outstanding on March 31, 2013.

(2)	Consists of 28,423,622 shares of common stock.
(3)	Consists of 13,543,095 shares of common stock.
(4)	Consists of 43,875,000 shares of common stock and 2,000,000 shares of PFK Acquisition Group II LLC, which is under common control.
(5)	Consists of 26,250,000 shares underlying convertible notes payable at an exercise price of $0.00533 and 6,000,000 shares underlying warrants at an exercise price of $0.01.
(6)
Consists of  32,222,222 shares of common stock, 33,333,333 shares underlying convertible preferred stock convertible at $0.03 per share, 87,777,777 shares underlying warrants exerciasable at $0.10 per share, 1,000,000 shares underlying options held by Jonathan Weinberger exercisable at $0.05 per share (see (13) below) and 1,000,000 shares underlying options held by Claudio Ballard exercisable at $0.05 per share (see (14) below).

(7)	Consists of 2,000,000 shares of common stock, 1,000,000 shares underlying options exercisable at $0.05 per share and 2,000,000 shares underlying warrants exercisable at $0.15 per share.
(8)	Consists of 16,421,339 shares of common stock, and 1,000,000 shares underlying options exercisable at $0.05 per share.
(9)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(10)	Consists of 1,333,333 shares of common stock, 1,000,000 shares underlying options exercisable at $0.05 per share and 666,667 shares underlying warrants exercisable at $0.15 per share.
(11)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(12)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(13)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share, that are controlled by VerifyMe, Inc. (see (6) above).
(14)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share, that are controlled by VerifyMe, Inc. (see (6) above).
(15)	Consists of 200,000 shares underlying options exercisable at $0.05 per share.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

No person who has been a director, executive officer, nominee for election as a director or associate of any such persons has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matter described herein.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of Securities Act and Section 21E of Exchange Act. All statements other than statements of historical facts contained in this document, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These forward-looking statements are largely based on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward looking statements are reasonable, future results, levels of activity, performance or achievements cannot be guaranteed.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Additional copies of this Information Statement may be obtained from us, at no charge, by writing to us at the following address:

LaserLock Technologies, Inc.
837 Lindy Lane
Bala Cynwyd, PA 19004
(610) 668-1952

DELIVERY OF THIS INFORMATION STATEMENT TO MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, information statement or annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” this Information Statement. A single copy of this Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement, you may notify your broker or direct your written request to: Investor Relations, LaserLock Technologies, Inc., 837 Lindy Lane, Bala Cynwyd, Pennsylvania, 19004, phone number (610) 668-1952. Upon receipt of a written or oral request to the address or telephone number above, we will promptly deliver a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Stockholders who currently receive multiple copies of the Information Statement at their address and would like to request “householding” of future communications to stockholders should contact their broker.

By Order of the Board of Directors,

Bala Cynwyd, Pennsylvania	/s/ Norman A. Gardner

April 3, 2013	Norman A. Gardner
Vice Chairman and Chief Executive Officer